Exhibit 99.3

FORM OF NOTICE TO SHAREHOLDERS WHO ARE ACTING AS NOMINEES

CORNING NATURAL GAS HOLDING CORPORATION

To Brokers, Dealers, Custodian Banks,

Trust Companies and Other Nominees:

This letter is being distributed to brokers, dealers, custodian banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Corning Natural Gas Holding Corporation (the “Company”) of the Company’s securities pursuant to subscription rights to all holders of record of shares of the Company’s common stock as of April 14, 2016, as described in the Company’s prospectus (the “Prospectus”) dated April 15, 2016. Subject to applicable law, each holder will receive one subscription right for each share of common stock owned as of 5:00 pm, New York City time on April 14, 2016, the record date, which is referred to as the “basic subscription privilege.” The subscription rights will expire at 5:00 p.m., New York City Time, on June 20, 2016, unless extended by the board of directors of the Company.

Each non-transferable subscription right entitles the holder, subject to certain limitations, to purchase either: (i) one-eighth share of the Company’s 6% Series A Cumulative Preferred Stock, par value $0.01 per share, for $25.00 per share (“Series A Cumulative Stock”), or (ii) one-sixth share of the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share, for $20.75 per share (“Series B Convertible Stock”). The Series A Cumulative Stock and the Series B Convertible Stock will not be listed on any securities exchange.

The subscription rights are not transferable.

If any holders of rights do not exercise their basic subscription privilege in full, then holders of rights will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of unsubscribed shares of Series A Cumulative Stock or Series B Convertible Stock, if any, at the same subscription price as the basic subscription privilege. A holder must exercise the basic subscription privilege in full in order to exercise the over-subscription privilege. If over-subscription requests exceed the number of shares available, the available shares of Series A Cumulative Stock and Series B Convertible Stock will be allocated pro rata among the holders of subscription rights exercising the over-subscription privilege as described in the prospectus.

The subscription rights are evidenced by subscription rights certificates (“Subscription Rights Certificates”) registered in the record holder’s name or in your name as nominee. The number of subscription rights to which the record holder is entitled is printed on the face of the Subscription Rights Certificate. The Company is asking persons who hold shares of the Company’s common stock beneficially and who have received the subscription rights with respect to those shares through a broker, dealer, custodian bank, trust company or other nominee, as well as those persons who hold Subscription Rights Certificates of the Company’s common stock directly and prefer to have such institutions effect transactions relating to the subscription rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, the Company is asking beneficial owners who wish to obtain a separate Subscription Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Subscription Rights Certificate be issued.

You will be required to certify to Computershare Trust Company, N. A. (the “Subscription Agent”), in connection with the exercise of the Subscription Rights, as to the aggregate number of shares of Series A Cumulative Stock and Series B Convertible Stock subscribed for pursuant to the exercise of the basic subscription privilege and the over-subscription privilege by you or the beneficial owners for which you are acting and, if applicable, whether the basic subscription privileges have been exercised in full by you or each beneficial owner for which you are acting.

Please take prompt action to notify any beneficial owners of the Company’s common stock as to the Rights Offering and the procedures and deadlines that must be followed to exercise subscription rights.

All commissions, fees, and other expenses incurred in connection with the exercise of the subscription rights will be for the account of the holder of the subscription rights, and none of such commissions, fees, or expenses will be paid by the Company. Enclosed are copies of the following documents:

1.	Prospectus;

2.	A form of letter that may be sent to your clients for whose accounts you hold the Company’s common stock registered in your name or the name of your nominee;

3.	Instructions as to Use of Subscription Rights Certificate;

4.	Form of Beneficial Owners Election Form which may be sent to beneficial owners of the Company’s common stock; and

5.	Form of Nominee Holder Certification for custodial and/or broker use.

A holder cannot revoke the exercise of its subscription rights. Subscription rights not exercised prior to 5:00 p.m., New York City time, on June 20, 2016 will expire and have no value. The Company reserves the right to reject any or all subscriptions not properly and timely submitted.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

Any questions or requests for assistance concerning the Rights Offering should be directed to to the Corporate Secretary of the Holding Company, Stanley G. Sleve, telephone: (607) 936-3755, e-mail: jsleve@corninggas.com.

Very truly yours,

Corning Natural Gas Holding Corporation